Exhibit 10.15

AMENDMENT NO. 5 TO SALE AND SERVICING AGREEMENT

(Ares Capital CP Funding LLC)

THIS AMENDMENT NO. 5 TO THE SALE AND SERVICING AGREEMENT, dated as of December 28, 2005 (this “Amendment”), is entered into in connection with that certain Sale and Servicing Agreement, dated as of November 3, 2004 (as amended, modified, waived, supplemented or restated from time to time, the “Sale and Servicing Agreement”), by and among Ares Capital CP Funding LLC, as the borrower (the “Borrower”), Ares Capital Corporation, as the originator and as the servicer (in such capacity, the “Servicer”), each of the Conduit Purchasers and Institutional Purchasers from time to time party thereto, each of the Purchaser Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the administrative agent, U.S. Bank National Association, as the trustee, and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services), as the backup servicer.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement.

R  E  C  I  T  A  L  S

WHEREAS, the above-named parties have entered into the Sale and Servicing Agreement, and, pursuant to and, in accordance with Section 13.1 thereof, the parties hereto desire to amend the Sale and Servicing Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.               AMENDMENT.

(a) Section 5.4(c) of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

“(c) Obligations and Compliance with Collateral.  The Servicer will duly fulfill and comply with all obligations on the part of the Borrower to be fulfilled or complied with under or in connection with the administration of each item of Collateral and will do nothing to impair the rights of the Trustee, for the benefit of the Secured Parties, or of the Secured Parties in, to and under the Collateral.  It is understood and agreed that the Servicer does not hereby assume any obligations of the Borrower in respect of any Advances or assume any responsibility for the performance by the Borrower of any of its obligations hereunder or under any other agreement executed in connection herewith that would be inconsistent with the limited recourse undertaking of the Servicer, in its capacity as Seller, under Section 2.1(d) of the Sale Agreement.”

(b)                Section 13.13(a) of the Sale and Servicing Agreement is hereby amended by inserting the following sentence before the last sentence thereof:

“Notwithstanding the foregoing provisions of this Section 13.13(a), the Servicer may, subject to Applicable Law and the terms of any Underlying Instruments, make available copies of the documents in the Servicing Files and such other documents it holds in its capacity as Servicer pursuant to the terms of this Agreement, to any of its creditors.”

SECTION 2.               AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.

Except as specifically amended hereby, all provisions of the Sale and Servicing Agreement shall remain in full force and effect.  This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Sale and Servicing Agreement other than as expressly set forth herein, and shall not constitute a novation of the Sale and Servicing Agreement.

SECTION 3.               REPRESENTATIONS.

Each of the Borrower and Servicer represent and warrant as of the date of this Amendment as follows:

(i)    it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)   the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)  no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;

(iv)  this Amendment has been duly executed and delivered by it;

(v)   this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi)  it is not in default under the Sale and Servicing Agreement; and

(vii) there is no Termination Event, Unmatured Termination Event, or Servicer Default.

SECTION 4.               CONDITIONS TO EFFECTIVENESS.

The effectiveness of this Amendment is conditioned upon delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 5.               MISCELLANEOUS.

(a) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)                The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c) This Amendment may not be amended or otherwise modified except as provided in the Sale and Servicing Agreement.

(d)                The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f) This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.  There are no unwritten oral agreements between the parties.

(g)                THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

VFCC:	VARIABLE FUNDING CAPITAL COMPANY LLC (f/k/a Variable Funding Capital Corporation)

	By:	Wachovia Capital Markets, LLC, as attorney-in-fact

	By:	/s/ Bryan P. McGrath
Name Bryan P. McGrath
Title: Vice President

THE ADMINISTRATIVE AGENT AND THE VFCC AGENT:	WACHOVIA CAPITAL MARKETS, LLC

	By	/s/ Paul A. Burkhart
Name: Paul A. Burkhart
Title: Vice President

[Signatures Continued on the Following Page]

THE BORROWER:	ARES CAPITAL CP FUNDING LLC

	By:	/s/ Kevin Frankel
Name: Kevin Frankel
Title: Vice President

THE ORIGINATOR AND SERVICER:	ARES CAPITAL CORPORATION

	By:	/s/ Michael Arougheti
Name: Michael Arougheti
Title: President